[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.10

DEVELOPMENT, LICENSE

AND SUPPLY AGREEMENT

BETWEEN

R-PHARM, CJSC

AND

SCYNEXIS, INC.

DATED AS OF

August 1st, 2013

DEVELOPMENT, LICENSE

AND SUPPLY AGREEMENT

THIS DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT (this “Agreement”), dated as of August 1st, 2013, is entered into by and between R-Pharm, CJSC, a corporation organized and existing under the laws of the Russian Federation, having offices located at 12 Bld. 1, Nagorny Proezd, Moscow, Russian Federation (“R-Pharm”), and Scynexis, Inc., a corporation organized and existing under the laws of the State of Delaware, having offices located at 3501C Tricenter Boulevard, Durham North Carolina, USA 27713 (“Scynexis”).

PRELIMINARY STATEMENTS

A. Scynexis owns, and/or has exclusive rights to, the Patents and Scynexis Know-how in existence as of the Effective Date relating to the Compound.

B. R-Pharm has the personnel, facilities and expertise necessary to contribute to certain aspects of the global development of the Product, to commercialize the Product in the Territory and to manufacture Product using Compound supplied by Scynexis.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

C. R-Pharm wishes to conduct certain global development activities, to commercialize the Product in the Territory, and to manufacture the Product; Scynexis wishes to have R-Pharm do so, upon the terms and conditions set forth in this Agreement. In connection therewith, R-Pharm desires to obtain, and Scynexis desires to grant to R-Pharm, certain license rights under the Licensed Technology with respect to the commercialization of the Product in the Territory for applications in the Field, subject to Scynexis’ right to supply Compound for R-Pharm, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing Preliminary Statements and the mutual agreements and covenants set forth herein, the Parties hereby agree as follows:

1.	DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth in this Section 1 unless context dictates otherwise:

1.1	“ACAB Laws” all anti-bribery and anti-corruption legislation applicable in the United States and the Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.2 “Affiliate” with respect to any Party, shall mean any entity controlling, controlled by, or under common control with, such Party. For these purposes, “control” shall refer to: (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of at least 50% of the voting securities or other ownership interest of an entity.

1.3	“Agent” shall mean the third party, excluding subcontractors, acting on behalf of “R-Pharm” or “Scynexis”.

1.4 “cGMP” shall mean the then-current good manufacturing practices required by the applicable regulatory authority, for the manufacture and testing of pharmaceutical materials, as they may be updated from time to time. GMPs shall include applicable quality guidelines promulgated under the International Conference on Harmonization and the World Health Organization (WHO) GMP guidelines.

1.5 “Combination Product” means either: (a) any pharmaceutical product containing Compound and at least one other active ingredient that is not the Compound; or (b) any combination of the Compound and another pharmaceutical product that contains at least one other active ingredient that is not the Compound where such products are not formulated together but are sold together as a single product and invoiced as one product. All references to Product in this Agreement shall be deemed to include Combination Product.

1.6	“Compound” shall mean the chemical compound designated as SCY-078, which is [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.7	“Confidential Information” shall have the meaning assigned to such term in Section 10.4.
1.8	“Effective Date” shall mean the date of this Agreement, indicated in the first page of this Agreement.
1.9	“Field” shall mean the treatment and prevention of diseases, infections or other disorders in humans.

1.10 “First Commercial Sale” shall mean, with respect to Product, the first sale for end use or consumption of such Product in a country of the Territory after all required approvals, including marketing and pricing approvals, have been granted by the governing health authority of such country.

1.11 “Fixed-dose combination” (FDC) is a formulation, oral or parenteral, which includes two or more active pharmaceutical ingredients (APIs), one of which is a Compound, combined in a single dosage form, which is manufactured and commercialized in respective fixed dose forms.

Fixed-dose combinations (FDC) are to be treated as individual products and shall not be deemed as Combination Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.12 “Global Development Plan” shall mean the global clinical development plan with respect to the Product designed for the purpose of obtaining Registration of the Product in the Field worldwide, as amended from time to time, the current draft of which is attached hereto as Exhibit C.

1.13 “Governmental Authority” means the government of any country, or of any political subdivision thereof, whether state, regional or local, and any agency, authority, branch, department, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or any subdivision thereof (including any supra-national bodies), and all officials, agents and representatives of each of the foregoing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.16	“[*]” shall have the meaning assigned to such term in Section [*].

1.17 “Joint Know-How” shall mean any and all Know-How which are based on, or dependent upon Know-How made jointly by employees of Scynexis and by employees of R-Pharm or their respective subcontractors or Agents.

1.18 “Joint Patent Rights” shall mean any and all patents and patent applications in the Territory (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) which are based on, or dependent upon (a) Inventions made jointly by employees of Scynexis and by employees of R-Pharm or their respective subcontractors or Agents; [*], and which: (i) claim, cover or relate to the Compound; or (ii) are divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, utility, models and the like of any such patents and patent applications and foreign equivalents thereof.

1.19 “Know-how” shall mean any and all unpatented inventions, improvements, discoveries, claims, formulae, processes, trade secrets, technologies and know-how (including confidential data and Confidential Information) that is generated, owned or controlled by any Party as existing as on the Effective Date of this Agreement, as well as those that will be created during the term of this Agreement, relating to, derived from or useful for the use or sale of the Compound or the Product, including, without limitation, synthesis, preparation, recovery and purification processes and techniques, control methods and assays, chemical data, toxicological and pharmacological data and techniques, clinical data, medical uses, product forms and product formulations and specifications.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.20 “Licensed Claim” shall mean a claim of an issued and unexpired patent included within the Patents, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed with the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

1.21	“Licensed Technology” shall mean the Licensed Claims and Scynexis Know-how, collectively.

1.22 “Merck License” shall mean that certain Termination and License Agreement between Scynexis and Merck dated May 24, 2013 whereby Scynexis was granted a license to certain technology owned or controlled by Merck regarding the Compound.

1.23	“Merck” shall mean Merck Sharp & Dohme Corp.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.24 “Net Sales” shall mean the invoice price of Product sold by R-Pharm and its Affiliates (which term does not include distributors) to the first independent Third Party, commencing with the First Commercial Sale, after deducting, if not previously deducted, in the amount invoiced or received:

(a)	trade and quantity discounts actually allowed or given;
(b)	returns, rebates and allowances actually allowed or given;
(c)	charge backs and other amounts paid on sale or dispensing of Products;
(d)	retroactive price reductions that are actually allowed or granted;
(e)	sales commissions paid to distributors and/or selling agents;
(f)

[*] bad debt, sales or excise taxes (but not including taxes assessed against the income derived from such sale), early payment cash discounts, transportation and insurance charges and additional special transportation, custom duties, and other governmental charges; and

(g)	the standard inventory cost of devices or delivery systems used for dispensing or administering Product which accompany Product as it is sold.

All prices, costs and any abovementioned amounts shall be used in the calculations without VAT and any other similar taxes.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

With respect to sales of Combination Products, Net Sales shall be calculated [*]. In the event that Product is sold only as a Combination Product, Net Sales shall be calculated on the basis of the invoice price of the Combination Product multiplied by a fraction, the numerator of which shall be the [*] of Compound in the Product and the denominator of which shall be the [*] of all of the active ingredients in the Combination Product. In the event that Product is sold only as a Combination Product and either Party reasonably believes that the calculation set forth in this Paragraph does not fairly reflect the value of the Product relative to the other active ingredients in the Combination Product, the Parties shall negotiate, in good faith, other means of calculating Net Sales with respect to Combination Products.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.27 “Product” shall mean any pharmaceutical preparation, comprising Compound, in final form, including all dosage forms, formulations and line extensions thereof, for any and all uses in the Field in the Territory, including without limitation, any Combination Product (i) for sale by prescription, over-the-counter or any other method; or (ii) for administration to human patients in a clinical trial.

1.28 “Product Specifications” shall mean the specifications for the Product established by Scynexis and/or R-Pharm in consideration of the regulatory requirements in each country of the Territory and each country outside the Territory, as may be amended from time to time.

1.29 “Registration” shall mean, with respect to each country in the Territory, approval of the Registration Application for the Product filed in such country, including pricing or reimbursement, where applicable, by the Regulatory Authority in such country following which the Product may be legally marketed and sold in such jurisdiction.

1.30 “Registration Application” shall mean any filing(s) made with the Regulatory Authority in any country in the Territory for regulatory approval of the marketing, manufacture and sale of the Product in such country for human use in the Field.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.31 “Regulatory Authority” shall mean the authority(ies) in each country in the Territory with responsibility for granting regulatory approval for the marketing and sale of the Product in such country, and any successor(s) thereto.

1.32	“R-Pharm Inventions” shall mean Inventions made solely by employees, contractors or Agents of R-Pharm.

1.33 “R-Pharm Know-How” shall mean (a) Know-how which is generated, owned or controlled by R-Pharm as of the Effective date of this Agreement or during the term of this Agreement and (b) Know-how made solely by employees, contractors or Agents of R-Pharm.

1.34	“Scynexis Inventions” shall mean Inventions made solely by employees, contractors or Agents of Scynexis.

1.35 “Scynexis Know-how” shall mean (a) Know-how which is generated, owned or controlled by Scynexis as of the Effective date of this Agreement or during the term of this Agreement and (b) Know-how made solely by employees, contractors or Agents of Scynexis.

1.36	“Strategic Partners” shall have the meaning assigned to such term in Section 4.4(d).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.37 “Territory” shall mean the Russian Federation, Armenia, Azerbaijan, Belarus, Kazakhstan, Kyrgyzstan, Moldova, Tajikistan, Turkmenistan, Ukraine, Uzbekistan, Georgia, Turkey, Macedonia, Bosnia, Albania, Montenegro, Serbia, Bahrain, Jordan, Iraq, Iran, Kuwait, Qatar, Oman, Lebanon, Syria, Saudi Arabia, UAE, Yemen, Egypt, Algeria, Tunisia, Morocco, Libya, Western Sahara and Sudan, subject to adjustment pursuant to Section 5.12 hereof.

1.38	“Territory Development Committee” shall have the meaning assigned to such term in Section 3.1.

1.39 “Territory Development Plan” shall mean the clinical development plan designed for the purpose of obtaining Registration of the Product in the Field in each country in the Territory, as amended from time to time, the current draft of which is attached hereto as Exhibit D.

1.40	“Third Party” shall mean any person who or which is neither a Party nor an Affiliate of a Party.
1.41	“Trademark” shall have the meaning assigned thereto in Section 5.10.
2.	REPRESENTATIONS AND WARRANTIES.

2.1 Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party, as of the Effective Date, that:

(a) such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)	such Party is free to enter into this Agreement;
(c)	in so doing, such Party will not violate any other agreement to which it is a party;

(d) such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; and

(e) no person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon such Party for any commission, fee or other compensation as a finder or broker because of any act or omission by such Party or any of its Agents.

2.2 Representations and Warranties of Scynexis. Scynexis represents and warrants to R-Pharm, as of the Effective Date, that:

(a) Scynexis is the owner of, or has exclusive rights to, all of the Patents in the Field in existence on the Effective Date, and has the exclusive right to grant the licenses granted under this Agreement with respect to the Patents;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) to the best of Scynexis’ knowledge, Scynexis has rights in the Field to all of the Scynexis Know-how in existence on the Effective Date and the right to grant licenses with respect thereto;

(c) Scynexis has not entered into any agreement with any Third Party that is in conflict with the rights granted to R-Pharm pursuant to this Agreement; and

(d) Scynexis is unaware of any patents or trade secret rights owned or controlled by a third party, to which it does not already have rights, which would dominate, or be infringed or misappropriated by the manufacture of Product or its use or sale, and is unaware of any claims of such domination, infringement or misappropriation by Third Parties.

(e) As of the Effective Date, to the knowledge of Scynexis, the validity or enforceability of the Patents has not been contested or threatened in writing to be contested by any Third Party. To the knowledge of Scynexis, all patent applications which relate to the Patents have been filed or will be filed in accordance with the applicable formal requirements and none of such patent applications, or Patents have lapsed by reason of abandonment or non-payment of any fees, and Merck has paid, or has caused to be paid, all maintenance fees, which are due and payable with respect to the Patents;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f) To Scynexis’s knowledge, the Patents are not subject to any pending or any threatened re-examination, opposition, interference or litigation proceedings;

(g) Scynexis has made available to R-Pharm, via access to an electronic data room, all available material information in its possession or control concerning the quality, toxicity, safety and/or efficacy concerns existing as of the Effective Date that may materially impair the utility and/or safety of the Product;

(h) To Scynexis’s knowledge, manufacturing, marketing, offering for sale, sale, importing, or exporting (within the Territory) Products or Compound by R-Pharm as provided for in this Agreement does not infringe upon any Third Party’s patent, copyright, trade secret and other intellectual property rights or any other proprietary rights;

(i) All license, authorization or consent necessary to grant licenses to R-Pharm upon this Agreement have been obtained by Scynexis and any royalty, fee, remuneration or other payment to, any Third Party or any author or inventor have been made, excepting for those continuing obligations, not yet due, under the Merck License;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(j) To Scynexis’s knowledge, neither the Patents nor the Scynexis Know-How contain or utilize any confidential information of, or any intellectual property created by or belonging to, Third Parties, excepting that confidential information and intellectual property the right to which have been obtained by Scynexis under the Merck License;

(k) To Scynexis’s knowledge, (i) no author or inventor of the Patents, the Scynexis Know-How, including, without limitation, Scynexis’s owners, directors, officers, employees, has any proprietary rights whatsoever in or to the Patents or the Scynexis Know-How and (ii) Scynexis is entitled to use and to allow others to use such Patents and the Scynexis Know-How or any of its elements or components with or without indication of such author’s or inventor’s name in R-Pharm’s and Scynexis’s discretion;

(l) To Scynexis’s knowledge, there is no claim or demand of any person or entity pertaining to, or any proceeding which is pending or, to the knowledge of Scynexis, threatened, that challenges the validity, use or existence of any Patents and the Scynexis Know-How, the rights of R-Pharm in respect of any Patents and the Scynexis Know-How, or that claims that any default exists under any license with respect to any Patents or the Scynexis Know-How to which Scynexis is a party, except where such claim, demand or proceeding would not materially and adversely affect the ability of Scynexis to carry out its obligations under this Agreement; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(m) Each current and former employee and contractor of Scynexis who is or was involved in, or who has contributed to, the creation or development of any Patents and the Scynexis Know-How or who are currently reasonably anticipated to be involved in the creation of any Patents, and/or the Scynexis Know-How, has executed and delivered an agreement in substantially the form of Scynexis’s standard proprietary information and inventions agreement (in the case of an employee) or consulting agreement (in the case of a contractor), which agreements provide valid written assignments (or an agreement to assign) to Scynexis of all title and rights to any Patents and the Scynexis Know-How conceived or developed thereunder but not already owned by Scynexis by operation of law.

2.3 Representations and Warranties of R-Pharm . R-Pharm represents and warrants to Scynexis, as of the Effective Date, that:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a) R-Pharm has the facilities, personnel and experience sufficient in quantity and quality to perform its obligations under this Agreement;

(b)	all of the personnel assigned to perform such obligations shall be qualified and properly trained;

(c) R-Pharm shall perform such obligations in a professional and diligent manner commensurate with the highest prevailing standards applicable in its industry; and

(d) Each current and former employee and contractor of R-Pharm who are currently reasonably anticipated to be involved in the creation of any Patents, and/or the R-Pharm Know-How, has executed and delivered an agreement in substantially the form of R-Pharm’s standard proprietary information and inventions agreement (in the case of an employee) or consulting agreement (in the case of a contractor), which agreements provide valid written assignments (or an agreement to assign) to R-Pharm of all title and rights to any Patents and the R-Pharm Know-How conceived or developed thereunder but not already owned by R-Pharm by operation of law.

3.	TERRITORY DEVELOPMENT COMMITTEE.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.1 Members; Chairperson. The Parties shall establish a joint clinical development committee (the “Territory Development Committee”), which shall consist of three (3) named representatives of Scynexis and three (3) named representatives of R-Pharm. At least one representative from each Party must be a product development professional. The Territory Development Committee shall initially consist of those representatives who are listed on Exhibit B. A member of the Territory Development Committee may be represented at any meeting by a designee appointed by such member for such meeting. The chairperson of the Territory Development Committee shall serve a one-year term, commencing on the Effective Date or an anniversary thereof, as the case may be. The right to name the chairperson of the Territory Development Committee shall alternate between the Parties, and each chairperson shall be named no later than ten (10) days after the commencement of his or her term. The initial chairperson shall be selected by Scynexis. Each Party shall be free to change its members, upon prior written notice to the other Party. Each Party may, in its discretion, invite non-member representatives of such Party to attend meetings of the Territory Development Committee, provided that the other Party approves such Party’s invitee(s) in advance.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.2 Responsibilities; Decisions. Subject to the other terms of this Agreement, the Territory Development Committee shall review and evaluate the sufficiency of R-Pharm’s progress in the development and commercialization of the Product in each country in the Territory and shall coordinate such efforts with the Global Development Plan. Without limiting the generality of the foregoing, the Territory Development Committee shall:

(a)	review data and reports arising from and generated in connection with the Territory Development Plan;

(b) review all studies relating to the Product and any other studies proposed to be performed in connection with the registration process for the Product under this Agreement;

(c)	provide a mechanism for the exchange of information between the Parties with regard to Know-how and Inventions;

(d) provide a mechanism for the exchange of documents and information between the Parties with regard to all data that shall be provided by the Parties to each other according to this Agreement; and

(e) have such other responsibilities as may be assigned to the Territory Development Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Decisions of the Territory Development Committee shall be by unanimous decision, with each member having one vote. In the event that, after good faith discussions, the Territory Development Committee cannot reach consensus regarding any matter before it, such matter shall be referred for further review and resolution to the CEO of Scynexis and the CEO of R-Pharm, and they shall use reasonable efforts to resolve the matter within [*] after the matter is referred to them.

3.3 Meetings . During the term of the Territory Development Plan and the [*] period thereafter, the Territory Development Committee shall meet at least [*] during every calendar year, and more frequently as the Parties deem appropriate, on such dates, and at such times and places, as the Parties shall agree; provided, however, that at least one meeting during each calendar year shall be held in each of the United States and Russia, unless the Parties otherwise agree. Thereafter, during the remainder of the term of this Agreement, the Territory Development Committee shall meet on an as-needed basis on such dates, and at such places and times, as the Parties shall agree. The chairperson shall, if practicable, send notice of all meetings to all members of the Territory Development Committee no less than [*] before the date of each meeting. The Territory Development Committee may also convene or be polled or consulted from time to time by means of telecommunications, video conferences or correspondence, as deemed necessary or appropriate.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.4 Term. The Territory Development Committee shall exist until the termination or expiration of the Territory Development Plan plus the [*] period thereafter and for such longer period as necessary to perform the responsibilities assigned to it under this Agreement.

3.5 Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members and approved invitees to attend meetings of, and otherwise participate on, the Territory Development Committee.

4.	DEVELOPMENT OBLIGATIONS.
4.1	Generally. R-Pharm shall have two types of responsibility in development of the Product:

(a) Responsibility for all development activity necessary or appropriate to the Registration of the Product in all countries in the Territory (“Territorial Registration”) pursuant to the Territory Development Plan and in co-ordination with the Global Development Plan; and

(b)	Participate in the implementation of the Global Development Plan.

4.2 Territorial Registration . As to Registration in the Territory, R-Pharm, at its own expense, shall expeditiously develop the Product pursuant to the Territory Development Plan and, at the same time, in a manner and consistent with, the Global Development Plan, including, without limitation, obtaining all Registrations necessary to market and sell the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Product in each country of the Territory, in such order of priority as R-Pharm, in consultation with Scynexis, reasonably shall deem appropriate. Consistent therewith R-Pharm shall:

(a) Dedicate resources to the development and commercialization of the Product within the Territory at least to that level of resources consistent with products of similar commercial potential that R-Pharm otherwise develops for sale in the Territory. R-Pharm shall be responsible for costs associated with the clinical development of the Product in the Territory as set forth in Section 4.2(i) of this Agreement;

(b) Conduct, or cause to be conducted, manage and oversee any additional pre-clinical pharmacological or toxicological studies, required by the Regulatory Authorities in the Territory in order to file a Registration Application for the Product in each country in the Territory;

(c) Make and pursue all regulatory filings (including, without limitation, all INDs and Registration Applications) in the Territory, based in part on the information and documentation provided by Scynexis and in part on information and data generated and obtained by R-Pharm in connection with the Territory Development Plan, and conduct all analysis and other support necessary with respect to the manufacture and sale of the Product in the Territory;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) Proceed diligently to perform such obligations, including, without limitation, by using personnel with sufficient skills and experience, together with sufficient equipment and facilities;

(e) Conduct the Territory Development Plan in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations, and all other requirements of any applicable current good clinical practice, current good laboratory practice and current good manufacturing practice to attempt to achieve the objectives of the Territory Development Plan efficiently and expeditiously;

(f) Within [*] after the end of each [*] period during the term of the Territory Development Plan and within [*] following the expiration or termination of the Territory Development Plan, furnish the Territory Development Committee with reasonably detailed, written reports on all activities conducted by R-Pharm under the Territory Development Plan during such [*] period or the term of the Territory Development Plan, as the case may be;

(g) Maintain records, in sufficient detail and in good scientific manner, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in connection with the Territory

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Development Plan in the form required under all applicable laws and regulations. Scynexis shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records. Scynexis shall maintain such records and information contained therein in confidence in accordance with Section 10 and shall not use such records or information except to the extent otherwise permitted by this Agreement; and

(h) Allow representatives of Scynexis, upon reasonable notice and during normal business hours, to visit R-Pharm’s facilities (and those of its subcontractors) where the Territory Development Plan is being conducted, and consult informally, during such visits and by telephone, with R-Pharm’s personnel performing work on the Territory Development Plan.

(i) In furtherance of the foregoing, R-Pharm’s shall reimburse Scynexis for the costs paid to Third parties for the conduct of the Phase II trials for the Compound conducted pursuant to the Global Development Plan, as and when such costs are payable by Scynexis, provided, however, that [*]. In case that upon the review of the interim data by Territory Development Committee the continuation of the Phase II trials for the Compound will be approved by Territory Development Committee, R-Pharm shall reimburse Scynexis for the additional costs paid to Third parties for the conduct of such Phase II trials for the Compound as and when such costs are payable by Scynexis, provided, however, that

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[*]. In addition, in furtherance of the foregoing, R-Pharm shall reimburse Scynexis for the Third Party costs of participation of the patients located in the Territory in Phase III trials for the Compound conducted pursuant to the Global Development Plan, provided, however, that [*]. In addition, Phase III trials conducted under the Territory Development Plan for the purposes of obtaining registrations in jurisdictions in the Territory shall be funded entirely by R-Pharm. R-Pharm shall reimburse costs, according to this clause 4.2 (i), only after receipt from Scynexis the verified copies of the documents confirming such costs.

4.3 R-Pharm Participation in Global Development Plan Responsibilities. As to participation in the implementation of the Global Development Plan, R-Pharm, at its sole cost and expense, shall:

(a) Funding the services involving the development of [*] the Compound to the [*] stage, (e.g. [*]), according to the Global Development Plan for the Product, the specifications for which shall be compliant with all regulatory requirements applicable in every country of the Territory. The service provider that will provide services involving the development of [*] the Compound to the [*] stage and the [*] of the services shall be determined by Territory Development Committee. Such [*] work will [*] only [*] as are [*]. All Inventions developed in the course of such work (“[*]”) shall be [*], and [*] shall execute and deliver such documents as are necessary to confirm such ownership; provided, however, that if [*] requires [*] for [*], [*] would [*] and [*] and [*] would [*] and [*]. If preclinical and clinical studies are deemed necessary by Territory Development Committee for the appropriate development of [*] the Product in the respective territories, the Parties shall [*]; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) If such trials are required by Regulatory Authorities in the Territory, manage and conduct Phase II and Phase III clinical trials which, under the Global Development Plan, are to be conducted in the Territory, it being acknowledged and agreed that such trials shall be designed to also meet R-Pharm’s obligations under the Territory Development Plan.

(c) Upon Scynexis’s request, provide to Scynexis copies of all primary and secondary pre-clinical pharmacological, toxicological, formulation and stability data, either in the Field or outside the Field but having utility in the Field, relating to the development and commercialization of the Product, that comes into R-Pharm’s possession and control during the term of this Agreement. If such data is used in any regulatory filing, Scynexis shall inform R-Pharm of such use;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.4	Scynexis Activities. In support of the Territory Development Plan, Scynexis shall:

(a) Promptly after the Effective Date, via access to an electronic data room with the rights to download, save and print all the documents, provide to R-Pharm access to currently existing information regarding the Product, consisting of the United States IND package, Phase I data and supporting pre-clinical information, copies of all (or relevant portions of) primary and secondary pre-clinical pharmacological, toxicological, formulation and stability data, either in the Field or outside the Field but having utility in the Field, relating to the development and commercialization of the Product, in Scynexis’ possession and control (including, without limitation, such data, studies and materials of Strategic Partners, to the extent Scynexis has the right to provide same to R-Pharm);

(b) Upon R-Pharm’s request, via access to an electronic data room with the rights to download, save and print all the documents, provide to R-Pharm copies of all primary and secondary pre-clinical pharmacological, toxicological, formulation and stability data, either in the Field or outside the Field but having utility in the Field, relating to the development and commercialization of the Product, that comes into Scynexis’ possession and control during the term of this Agreement (including, without limitation, such data, studies and materials of Strategic Partners, to the extent Scynexis has the right to provide same to R-Pharm);

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Supply R-Pharm or its designee(s) with sufficient quantities of Product, manufactured in accordance with cGMP and the Product Specifications, to complete all pre-clinical and clinical studies and all development, analysis, regulatory support, manufacturing and all other Registration-related activities with respect to the Product in which R-Pharm is required to engage by applicable law or regulation until the commercial launch. Sufficient Product to complete Phase II clinical trials and sufficient Compound to complete [*] work pursuant to Section 4.3(a) above shall be supplied [*]. Compound or Product for all other purposes shall be supplied to R-Pharm by Scynexis [*]; and

(d) Negotiate in good faith with Scynexis’ licensor, other strategic partners and/or licensees for the Product (collectively, “Strategic Partners”) that are relevant to obtain the right (i) to disclose to R-Pharm all Strategic Partners’ or Third Party data or information owned by such Strategic Partners that this Agreement contemplates will be shared with R-Pharm to the extent that Scynexis has the right to do so, and (ii) to grant R-Pharm the right to cross-reference regulatory filings owned by such Strategic Partners that are relevant to R-Pharm’s obligations under the Territory Development Plan.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.5	Regulatory Matters .

(a) R-Pharm shall be responsible for preparing and filing INDs, Registration Applications and other regulatory filings for the Product in each country in the Territory through and including Registration, and thereafter shall be responsible for maintaining such Registrations. If data originating from Scynexis is used in any regulatory filing, R-Pharm shall inform Scynexis of such use. All such filings shall be in R-Pharm’ name. R-Pharm shall also obtain any export approvals required by the Regulatory Authorities to export Product among the countries of the Territory;

(b) R-Pharm or, where required by applicable law, its designees(s) shall own all INDs, Registration Applications, Registrations and other regulatory filings for the Product in each country in the Territory;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) In order to assist R-Pharm in the performance of its obligations under this Section 4.5, Scynexis shall provide R-Pharm or its designee(s), via access to an electronic data room with the rights to download, save and print all the documents, with complete copies (or copies of relevant portions) of, and shall grant R-Pharm or its designee(s) the right to cross-reference, all of Scynexis’ and its Strategic Partners’ (to the extent Scynexis has the right to provide such information to R-Pharm) INDs, registration applications, registrations or other regulatory filings made or held in any country for all products that contain the Compound as an active ingredient. Scynexis shall execute, acknowledge and deliver such further instruments, and shall do all such other acts, reasonably promptly after R-Pharm’s request therefor, that may be necessary or appropriate to effectuate such right; and

(d) R-Pharm shall provide Scynexis with complete copies (or copies of relevant portions) of, and shall grant Scynexis the right to cross reference any INDs, Registration Applications, Registrations or other related data or regulatory filings made or held in each country in the Territory in the name of R-Pharm (or that of its Affiliates), reasonably necessary or useful to enable Scynexis to market products either within the Territory and outside the Field, or outside the Territory. R-Pharm shall execute, acknowledge and deliver such further

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

instruments, and shall do all such other acts, all as promptly as possible after Scynexis’ request therefor, that may be necessary or appropriate to effectuate such right in each such country. R-Pharm shall also provide such copies and such right to cross reference to any Strategic Partner that grants R-Pharm or its designee(s) the right to cross reference such Strategic Partner’s INDs, registration application or other regulatory filings made or held in any country for products that contain the Compound as an active ingredient. If such data is used in any regulatory filing, Scynexis shall inform R-Pharm of such use.

(e) R-Pharm shall keep Scynexis informed as to the status of all regulatory filings made pursuant to this Section 4.5, shall permit Scynexis to review any revisions to any filings or communications with Regulatory Authorities during their preparation and shall confer with Scynexis regarding the preparation of such filings, communications with Regulatory Authorities and other matters pertaining to or affecting the registration process.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f) In connection with any IND or Registration Application filed by R-Pharm pursuant to this Section 4.5, R-Pharm shall notify Scynexis as soon as reasonably possible of any meeting with the Regulatory Authority in any country in the Territory scheduled by R-Pharm (which notification shall describe the subject matter of any such meeting), shall permit Scynexis to assist R-Pharm in the preparation for any such meeting, shall permit Scynexis to accompany R-Pharm to any such meeting and, if Scynexis does not attend, shall promptly report to Scynexis in writing the minutes of any such meeting. .

4.6	Funding.

(a) Except as otherwise expressly provided in this Agreement, each Party shall bear the entire cost and expense it incurs in connection with fulfillment of its obligations under this Section 4.

4.7 Liability. R-Pharm shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage incurred due to R-Pharm’s fault in connection with the Territory Development Plan and R-Pharm’s work under the Global Development Plan in the Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.8 Failure to Progress Development. In the event Scynexis determines R-Pharm has not made reasonably sufficient progress in the development and commercialization of the Product in any country of the Territory in a manner consistent with its obligations under Section 4, and such failure to make sufficient progress is due to a failure of R-Pharm to apply sufficient financial resources and/or sufficient qualified personnel to the project, then Scynexis shall notify R-Pharm of such determination in writing. R-Pharm shall have [*] from receipt of such determination to develop a plan reasonably acceptable to Scynexis to correct such deficiencies. In the event that R-Pharm fails to develop such plan or fails to meet the terms of such plan, Scynexis shall send written notice of its concerns to the Territory Development Committee which shall promptly develop a plan to remedy the situation. If R-Pharm does not implement the plan of the Territory Development Committee, or the implementation fails to remedy the situation to the satisfaction of Scynexis, the CEO of Scynexis and the CEO of R-Pharm shall meet to attempt to resolve the situation. If the CEOs of Scynexis and R-Pharm are unable to resolve the situation, then Scynexis shall have the right, at its option and discretion, to terminate this Agreement pursuant to Section 12.2 or to terminate the license rights granted to R-Pharm in such country; provided, however in the event of such termination by Scynexis, if R-Pharm disputes the terminaton of the Agreement or license rights, R-Pharm shall have the right to avail itself of the dispute resolution procedures set forth in Section 15.13. [*] shall [*] with regard to the development and commercialization of the Product in the country in which the Agreement or license rights were terminated.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.9	Transfer of Development/Regulatory Documents and Licensed Technology.

(a) Within [*] of the Effective Date, the Parties shall enter into a Technology Transfer Plan detailing the transfer of development/regulatory documents and Licensed Technology («Technology Transfer Plan»).

(b) By posting in an electronic data room, and providing access to such data room to R-Pharm, Scynexis shall provide R-Pharm with all existing development and regulatory information relevant to the safety and/or efficacy of the Compound and/or Product, Licensed Technology in the possession or control of Scynexis, which Scynexis has the right to make available to R-Pharm, as well as all such information and Licensed Technology as and when it comes into the possession or control of Scynexis during the Term of this Agreement, in the form of copies of electronic data, relevant documents, and where reasonably necessary, raw data and access to persons with knowledge of such Licensed Technology who are employees or contractors of Scynexis. For a period of one year following the Effective Date, and upon reasonable notice to Scynexis, R-Pharm and its representatives shall be afforded reasonable access during normal business hours, or such other hours as are reasonable under the circumstances, to examine records and documents in Scynexis’s possession that are reasonably required or useful for R-Pharm to complete its development and regulatory activities under the Agreement. Scynexis is to provide R-Pharm an access to the Global Patient Safety and Global Regulatory Affairs personnel.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) By posting in the electronic data room, R-Pharm shall provide Scynexis with all development and regulatory information relevant to the safety and/or efficacy of the Compound and/or Product, as and when it comes into the the possession or control of R-Pharm during the Term of this Agreement, in the form of copies of electronic data, relevant documents, and where reasonably necessary, raw data and access to persons with knowledge of such Licensed Technology who are employees or contractors of R-Pharm. For a period of one year following the Effective Date, and upon reasonable notice to R-Pharm, Scynexis and its representatives shall be afforded reasonable access during normal business hours, or such other hours as are reasonable under the circumstances, to examine records and documents in R-Pharm’s possession that are reasonably required or useful for Scynexis to complete its development and regulatory activities with respect to the Compound. R-Pharm is to provide Scynexis access to its Patient Safety and Regulatory Affairs personnel;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) Further, the Parties shall post minutes of the Territory Development Committee meetings and Scynexis shall post minutes of the Global Development Committee in such data room.

4.10 Research and Development Materials. Within [*] of R-Pharm’s request Scynexis shall provide R-Pharm with the Compounds and/or Product and analytical reference standards required for the regulatory submission within the Territory.

4.11	Technology Transfer for Final Dosage Forms, Fill&Finish at the stage of Commercialization.

(a) Scynexis shall provide R-Pharm with the Licensed Technology required or useful for manufacturing final dosage forms /fill&finish for [*], developed by Scynexis or in Scynexis’s possession or control which Scynexis is permitted to share with R-Pharm.

(b) Scynexis will endeavor to provide R-Pharm expertise and reasonable assistance as may be requested by R-Pharm to achieve its manufacturing objectives related to the [*] /fill&finish manufacturing within the Territory. Such assistance may be provided either directly or through Scynexis’ vendors or sub-contractors.

(c) R-Pharm is to provide Scynexis with the technology and R-Pharm Know-How required or useful for manufacturing final dosage forms /fill&finish for [*], developed by R-Pharm or in R-Pharm’s possession or control which R-Pharm is permitted to share with Scynexis.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) R-Pharm will endeavor to provide Scynexis expertise and reasonable assistance as may be requested by Scynexis to achieve its manufacturing objectives related to the [*] /fill&finish manufacturing outside the Territory. Such assistance may be provided either directly or through R-Pharm’ vendors or sub-contractors.

4.12	Technology Transfer Management.

(a) Each Party shall assign an expert, responsible for the coordination and management of the Technology Transfer process, e.g., an Alliance Manager/Director.

(b) Alliance Managers/Directors from both sides are to be responsible for developing a detailed Technology Transfer Plan, approval of such plan within the Parties, execution of the Technology Transfer Plan, and coordination on any aspects of collaboration between the Parties. Such coordination includes, but is not limited to communication between appropriate expert groups within the Parties, and coordination of the meetings between the expert groups.

5.	GRANT OF RIGHTS; MARKETING

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.1 Development License. Scynexis hereby grants to R-Pharm, during the term of the Territory Development Plan, such exclusive rights under the Patents, Scynexis’ interest in Joint Patent Rights, both valid as of the Effective date of this Agreement and as are created within the Term of this Agreement, in the Field, in the Territory, to conduct the Territory Development Plan and to meet its obligations under the Global Development Plan. Scynexis hereby grants to R-Pharm a non-exclusive, royalty-bearing license under the Scynexis Know-How and Scynexis’s interest in the Joint Know-How, both valid as of the Effective date of this Agreement and as are created within the Term of this Agreement, to conduct the Territory Development Plan and to meet its obligations under the Global Development Plan. The foregoing licenses shall include the right to grant sublicenses to the extent necessary to allow R-Pharm to meet R-Pharm’s obligations under the Territory Development Plan or the Global Development Plan.

5.2 Commercialization License. Scynexis hereby grants to R-Pharm an exclusive (even as to Scynexis), royalty-bearing license under the Patents, Scynexis’s interest in any Joint Patent Rights, both valid as of the Effective date of this Agreement and as are created within the Term of this Agreement to research, develop, use, make or have made (from Compound supplied by Scynexis or its licensee), offer to sell, sell, market, distribute, export within the Territory and/or import the Product for use in the Field in the Territory during the Term of this Agreement. Scynexis hereby grants to R-Pharm a non-exclusive, royalty-bearing license under the Scynexis Know-How and Scynexis’s

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

interest in the Joint Know-How, to research, develop, use, make or have made (from Compound supplied by Scynexis or its licensee), offer to sell, sell, market, distribute, export within the Territory and/or import the Product for use in the Field in the Territory during the Term. With respect to any Patent that may issue in any country within the Territory during the term of this Agreement, a statement referencing the exclusive license granted to R-Pharm pursuant to this Section shall, to the extent required by applicable laws or regulations, be registered with the patent office or other such government agency in such country at R-Pharm’s cost, as soon as is practically possible after the issuance of the respective Patent. Scynexis hereby agrees that it will execute such documents and instruments as may be required to effect the registration of such statement and otherwise cooperate with R-Pharm in connection with the registration of such statement as aforesaid. Without derogating from the foregoing, each Party agrees, without demanding any further consideration, to execute all documents reasonably requested by the other Party (including short-form agreements) to effect recordation of the license relationship between the Parties created by this Agreement, to the extent required by applicable laws or regulations. The foregoing licenses shall include the right to (i) sublicense to Third Party manufacturers, (ii) sublicense to Affiliates and (iii) subject to the prior written consent of Scynexis, sublicense to other Third Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.3 Commercialization License Limitation. Notwithstanding the foregoing, Scynexis’ retains its exclusive right to manufacture the Compound. R-Pharm acknowledges that this Agreement does not grant R-Pharm a license to use the Licensed Technology to manufacture the Compound after the commercial launch of the Product. Any efforts of R-Pharm to manufacture the Compound shall constitute a material breach of this Agreement permitting Scynexis the right, at its option and discretion, to immediately terminate this Agreement pursuant to Section 12.2.

5.4 Covenant Not to Further License in Territory in Field. Scynexis hereby covenants and agrees that it shall not grant any right or license to any Third Party under the Scynexis Know-how or Scynexis’s interest in any Joint Know-how, to research, develop, use, make, have made, offer to sell, sell, export within the Territory and/or import the Product for use in the Field in the Territory during the Term.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Scynexis hereby covenants and agrees that it shall not use by itself the Scynexis Know-how or Scynexis’s interest in any Joint Know-how for the purpose of research, development, usage, making, having made, offering to sell, sale export within the Territory and/or import the Product for use in the Field in the Territory during the Term. Provided, however, Scynexis may grant licenses to Third Parties for the Scynexis Know-how, and may use by itself, the Scynexis Know-how, solely for the purposes of implementing the Territory Development Plan.

5.5 R-Pharm and its Affiliates shall not, and shall use commercially reasonable efforts to ensure that their Agents and representatives do not, practice or sublicense Scynexis Patent Rights and/or Scynexis Know-how outside the scope of the license granted in this Section 5.

5.6 Grantback Rights. Subject to the terms and conditions of this Agreement, and further subject to Section 4.3(a), R-Pharm hereby grants to Scynexis an exclusive (but not including R-Pharm and its Affiliates), paid-up license under any patents or know-how that embody or relate to R-Pharm Inventions, R-Pharm’s interest in any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Joint Patent Rights, R-Pharm Know-how and R-Pharm’s interest in Joint Know-how that are owned or controlled, in whole or in part, by R-Pharm or its Affiliates and relate specifically to the Compound and/or the Product (including R-Pharm Inventions and Joint Inventions) and are not of general utility : (i) to develop, make, have made, use, offer to sell, sell and have sold Products with applications outside the Field for all purposes worldwide (including, without limitation, within the Territory), and (ii) to develop, make, have made, use, offer to sell, sell and have sold Products with applications within the Field for all purposes outside the Territory. The foregoing licenses shall include the right to grant sublicenses. As to such Inventions which are of a general utility, subject to the terms and conditions of this Agreement, R-Pharm hereby grants to Scynexis a non-exclusive, paid-up license under any patents or know-how that embody or relate to R-Pharm Inventions, R-Pharm’s interest in Joint Inventions, R-Pharm’s Know-how and R-Pharm’s interest in Joint Know-how that are owned or controlled by R-Pharm or its Affiliates and relate specifically to the Compound and/or the Product (including R-Pharm Inventions and Joint Inventions): (i) to develop, make, have made, use, offer to sell, sell and have sold Products with applications outside the Field for all purposes worldwide (including, without limitation, within the Territory), and (ii) to develop, make, have made, use, offer to sell, sell and have sold Products with applications within the Field for all purposes outside the Territory. The foregoing licenses shall include the right to grant sublicenses.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.7 Marketing Obligations, Rights. R-Pharm shall use all commercially reasonable efforts to market and distribute the Product in the Territory. In connection therewith, R-Pharm shall dedicate resources to marketing the Product that are consistent with the resources that would typically be dedicated to novel compounds that have pricing, volume and marketing potentials similar to those of the Product. Scynexis, either itself and/or by and through its Affiliates, shall have the right, but not the obligation, to engage, at its sole option and discretion, in all marketing, advertising, promotional, launch and sales activities in connection with such efforts. R-Pharm shall determine, in its sole discretion, the pricing, discounting policy and other commercial terms relating to Products.

5.8 Use of the Scynexis Name. Scynexis and R-Pharm agree that the packaging and promotional materials for the Product marketed by R-Pharm shall identify Scynexis as developer and licensor, to the extent that R-

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Pharm can reasonably accommodate same. R-Pharm hereby acknowledges Scynexis’ ownership of the Scynexis name. Scynexis hereby agrees to indemnify and hold R-Pharm harmless from any use hereunder of the Scynexis name in connection with Product in the Territory which occurs with the consent of Scynexis, provided that R-Pharm provides Scynexis prompt notice of any such claim and grants to Scynexis the exclusive ability to defend (with the reasonable cooperation of R-Pharm) and settle any such claim. If only one name is allowed pursuant to governmental laws or regulations, then R-Pharm may use its name alone, without identifying Scynexis as developer and licensor.

5.9 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries which may be imposed upon or related to Scynexis or R-Pharm from time to time. Each party agrees that it will not export, directly or indirectly, any technical information acquired from the other party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.10 Trademarks. R-Pharm shall market the Product throughout the Territory under a trademark or trademarks (collectively, the “Trademark”) selected by the Territory Development Committee. Scynexis shall own all right, title and interest in and to such Trademark, Scynexis shall grant to R-Pharm an exclusive (even as to Scynexis and its Affiliates) license under the Trademarks to research, develop, use, make or have made (from Compound supplied by Scynexis or its licensee), offer to sell, sell, market, distribute, export within the Territory and/or import the Product for use in the Field in the Territory pursuant to use conditions reasonable acceptable to the Parties, including that the license to use such Trademark shall terminate upon the termination of any license to the Patents hereunder. Scynexis will cooperate with R-Pharm to allow R-Pharm to register such Trademark license agreement with the relevant authority of the countries of the Territory where such registration is mandatory. [*] The foregoing licenses shall include the right to sublicense to the extent necessary to allow R-Pharm to have Third Parties (i) produce marketing, information or promotional materials for the Product and/or (ii) apply the Trademarks to the Products.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.11	Adverse Reaction Reporting.

(?) Each Party shall record, evaluate, summarize and review all adverse drug experiences associated with the Compound and the Product. In order that each Party may be fully informed of the adverse drug experiences associated therewith that are known to the other Party, each Party shall report:

In the case of Scynexis, to:

SCYNEXIS, Inc.

3501C Tricenter Blvd.

Durham, NC 27713

USA

Attention:

E-mail:katyna.borroto-esoda@scynexis.com

Facsimile No.:

Telephone No.:+1 919. 237.4431

In the case of R-Pharm, to:

Attention: Sergey Grishin, MD, PhD

Head of Drug Safety and Pharmacovigilance

E-mail: safety@rpharm.ru

sa.grishin@rpharm.ru

Facsimile No.: +7-495-956-79-37

Telephone No.: +7-963-683-05-71

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

all “adverse events,” as defined by the then current International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) guidelines, involving the Compound and/or the Product (all such reports, “AE Reports”). “Serious” adverse events, as defined by the then current ICH guidelines, shall be reported to the other Party within [*] (if the event is fatal or life-threatening) or [*] (if otherwise) after a Party’s (a “reporting Party”) becoming aware of such an event and shall either be reported by email, or by facsimile or telephone if email is not available. The reporting Party shall report on a quarterly basis all other adverse events that are known to the reporting Party through either the receipt of clinical study documentation or post-market surveillance. In addition, the reporting Party shall report all known instances of use of the Product during pregnancy. In any event, each Party shall promptly notify the other of any complaint received by such Party in sufficient detail and in sufficient time to allow the responsible Party to comply with any and all regulatory requirements imposed upon it in any country in the Territory. Each Party shall also advise the other of any regulatory developments (e.g., proposed recalls, labeling and other registrational dossier changes, etc.) affecting the Compound or the Product in any country in the Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) R-Pharm shall comply with all laws, regulations, and guidelines in the Territory pertaining to adverse events and the reporting thereof, as well as other aspects of pharmacovigilance. R-Pharm shall be responsible for all communications with any government agencies in the Territory with respect to these matters and other reporting obligations. R-Pharm is entitled to delegate its obligations set forth in present Section to its subcontractors, provided, however, in no event shall such delegation relieve R-Pharm of its obligations under this Section.

(?) The details of adverse reaction reporting during the development stage and thereafter shall be stipulated in a separate agreement to be entered into by the Parties in due course.

5.12 [*]. Notwithstanding anything to the contrary set forth herein, for any and every [*] which [*], [*] shall have the right, but not the obligation, to [*] by giving notice to [*] of its intention to [*] within [*] of the [*], and [*] in connection with this Agreement (including [*] to [*] for [*] and [*]) [*] of such [*] for the Product [*] of the Territory for the Product. For the [*] in accordance with the rules set forth in the previous sentences shall [*] as to [*] and [*]. The [*] shall be [*], provided hovewer that the [*] shall not be [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.	DEVELOPMENT MILESTONES; ROYALTIES AND SALES MILESTONES

6.1 Payments to Scynexis. In consideration of the licenses and other rights granted to R-Pharm under this Agreement by Scynexis, R-Pharm shall pay to Scynexis the Development Milestones, Royalties and Sales Milestones set forth herein.

6.2 Development Milestones. R-Pharm shall make the following Development Milestone payments as a part of license payments paid in consideration for the exclusive licenses granted herein upon the first occurrence of each event set forth below:

(a)	US$1,500,000 upon the execution of this Agreement ; and
(b)	US$[*] upon [*].
6.3	Royalty Payments.

(a) In consideration for the licenses granted herein, including the use of the Patents, Scynexis Inventions (including Joint Inventions) and Scynexis Know-how, and subject to the terms and conditions of this Agreement, R-Pharm shall pay to Scynexis a royalty, commencing on the First Commercial Sale by R-Pharm or its Affiliates, on a country-by-country and Product-by-Product basis, for sales of Product in the Territory, in an amount equal to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(i) In consideration for the exclusive rights granted herein, [*] of the aggregate Net Sales by R-Pharm and its Affiliates of all units of Product that fall within the claims of Patents issued in a relevant country within the Territory and continuing until the later of: (i) twelve (12) years from the first Registration of the Product in such country within the Territory; or (ii) the last to expire of the Patents in such country within the Territory; and

(ii) In consideration for the non-exclusive rights granted herein [*] of the aggregate Net Sales by R-Pharm and its Affiliates of all units of Product that do not fall within the claims of Patents issued in a relevant country within the Territory and continuing until [*] from the first Registration of the Product in such country within the Territory. For the avoidance of doubt Parties acknowledge and agree that in the countries within the Territory where R-Pharm shall pay the royalty payments for the exclusive rights the royalty payments for the non-exclusive rights shall not be paid.

(b) Payments due under this Section 6.3 shall be deemed to accrue when Product is shipped or billed, whichever event shall first occur.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.4 Sales Milestones. R-Pharm shall pay to Scynexis Sales Milestones as a part of license payments paid in consideration for the exclusive licenses granted herein as follows:

(a)	US$[*] upon the achievement of cumulative Net Sales of US$[*] within the Territory; and
(b)	US$[*] upon the achievement of cumulative Net Sales of US$[*] within the Territory.

(c) Payments to the third parties. R-Pharm is not obliged to pay royalty or any other payments to Scynexis or any third parties unless such payments are directly set forth in this Agreement.

7.	PAYMENTS AND REPORTS.
7.1	Payments.

(a) Beginning with the calendar quarter in which the First Commercial Sale is made in the Territory and for each calendar quarter thereafter, R-Pharm shall submit a statement, Product-by-Product and country-by-country, of the amount of Net Sales during such quarter and the amount of royalties due on such Net Sales. Each such statement shall be submitted quarterly within [*] after the end of each calendar quarter. Upon receipt of such statement, Scynexis shall issue an invoice via email or other electronic medium for the payment of the corresponding Royalties. R-Pharm shall pay such Royalties within [*] of receipt of the invoice submitted electronically.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Each of the Development Milestones and Sales Milestones due hereunder shall be paid after such milestone has been achieved within [*] after receipt of an invoice from Scynexis; provided, however, the Development Milestone set forth in Section 6.2(a) above shall be due within [*].

7.2 Mode of Payment. All payments to be made by R-Pharm to Scynexis under this Agreement shall be made in United States Dollars and shall be paid by bank wire transfer in immediately available funds to the account designated in Section 15.18 of this Agreement. Conversion of royalties to U.S. Dollars shall be done on a monthly basis, using the closing rate of exchange at the European Central Bank on the last business day of the calendar month to which such royalties relate. Notwithstanding the foregoing, if by reason of any restrictive exchange laws or regulations, R-Pharm shall be unable to convert to U.S. Dollars the amount, determined as above, equivalent to the amount due by R-Pharm hereunder, then R-Pharm shall so notify Scynexis promptly and provide an explanation of the circumstances. In such event, R-Pharm shall make all such payments or the balance thereof due hereunder and which is not paid in foreign currency as provided below, in U.S. Dollars as soon as reasonably possible after and to the extent that such restrictive exchange laws or regulations are lifted so as to permit R-Pharm to pay amounts due under this Agreement in U.S. Dollars. R-Pharm shall promptly notify Scynexis if such restrictions are so lifted. At

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

its option Scynexis shall meanwhile have the right to request the payment (to it or to its nominee), and, upon request, R-Pharm shall pay or cause to be paid amounts due (or such portions thereof as are specified by Scynexis) in the currency of any other country designated by Scynexis and legally available to R-Pharm under the then-existing laws or regulations. Not less than one (1) business day prior to such wire transfer, the R-Pharm shall telefax or email Scynexis advising it of the amount and of the payment to be made.

7.3	Audit Request.

(a) At the request and expense of Scynexis , R-Pharm and its Affiliates shall permit an independent, certified public accountant appointed by Scynexis and reasonably acceptable to R-Pharm, at reasonable times and upon reasonable notice, to examine such records for any Calendar Year

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ending not more than [*] prior to the date of such request, as may be necessary to: (i) determine the correctness of any report or payment made under this Agreement; or (ii) obtain information as to the aggregate royalties payable for any calendar quarter in the case of R-Pharm’s failure to report or pay pursuant to this Agreement. Said accountant shall not disclose to Scynexis any information other than information relating to said reports, royalties, and payments. Results of any such examination shall be made available to both Parties. Upon the expiration of [*] following the end of any calendar year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon both parties, and R-Pharm and its sublicensees shall be released from any liability or accountability with respect to royalties for such year.

(b) At the request and expense of Scynexis, R-Pharm and its Affiliates shall permit an independent, certified public accountant appointed by Scynexis and reasonably acceptable to R-Pharm, at reasonable times and upon reasonable notice, to examine such records as may be necessary to confirm compliance with the Business Integrity Covenants set forth in Section 14. Such audits may not be requested more than [*] per any [*] period unless a public allegation or investigation of violation of any ACAB law has been lodged against a member of the R-Pharm Group in which case such an audit may occur more frequently. R-Pharm agrees to procure the full cooperation of its Agents in any such audits.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.4	Cost of Audit.

(a) Scynexis shall bear the full cost of the performance of any audit requested by Scynexis except as hereinafter set forth. If, as a result of any inspection of the books and records of Scynexis, or its Affiliates, it is shown that R-Pharm’s payments under this Agreement were less than the amount which should have been paid, then R-Pharm shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within [*] after Scynexis’ demand therefor. Furthermore, if the payments made were less than [*] of the amount that should have been paid during the period in question, R-Pharm shall also reimburse Scynexis for the reasonable costs of such audit.

7.5	Taxes.

All sums due or to be paid under this Agreement are exclusive of VAT, GST, any withholding taxes, levies or payments by R-Pharm of such items as may be required under Russian law or the law of any country in the Territory, and other taxes or charges of a similar nature or that can replace or append the existing ones (collectively, “VAT”), and R-Pharm shall pay such VAT in addition to the sums otherwise payable, at the rate in force at the due time for payment or such other time as is stipulated under the relevant legislation.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The Parties agree to fully cooperate with each other to enable each Party to determine its tax liability and to minimize such liability to the extent legally permissible and administratively reasonable. Each Party shall provide and make available to the other Party any exemption certificates, resale certificates, information regarding out of state or out of country sales or use of equipment, materials or services, and any other information reasonably requested by the other Party to support the provisions of this Section 7.5 including the appropriate organization of invoice formats and supporting documents to allow maximization of reclamation of VAT and other transaction taxes paid.

8.	MANUFACTURE AND SUPPLY.
8.1	Supply; Processing of Finished Product.

(a) Subject to the terms and conditions of a separate agreement to be negotiated by the Parties (the “Manufacturing and Supply Agreement”), Scynexis (or its licensee) shall supply R-Pharm with all of R-Pharm’s requirements for Compound for commercial use in the Territory (which shall be deemed to include all of the requirements of R-Pharm’s Affiliates), and R-Pharm shall purchase from Scynexis (or its licensee) all of such requirements for Compound. Parties agree that the price of the Compound purchased by R-Pharm from Scynexis shall [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) R-Pharm may elect to process the Compound into Product in finished form for sale in the Fild in the Territory pursuant to the terms of the Manufacturing and Supply Agreement. If R-Pharm so elects, R-Pharm shall perform all aspects of the finished form manufacture, including, without limitation, all product labeling and other package inserts and materials required by the applicable Regulatory Authorities, in compliance with all applicable requirements of the Regulatory Authorities in each respective country of the Territory in which the Product is sold and according to the Manufacturing and Supply Agreement.

(c) Notwithstanding the foregoing Sections 8.1 (a) and 8.1 (b), either party may, by written request to the other, initiate discussions regarding the potential of R-Pharm to manufacture Compound for production of Product for sale in the Field in the Territory.

9.	OWNERSHIP; PATENTS.
9.1	Ownership

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a) Except as otherwise provided in Section 9.1(b) or (c), Scynexis shall retain all right, title and interest in and to the Scynexis Inventions, regardless of which Party prepares and prosecutes the applications associated therewith, or maintains the patents, copyrights or other intellectual property rights related thereto, subject to the license granted to R-Pharm pursuant to Sections 5.1 and 5.2. Rights to Scynexis Inventions belong to Scynexis.

(b)	Rights to Inventions made solely by employees of R-Pharm shall belong to R-Pharm (“R-Pharm Inventions”).

(c) Rights to Inventions which were made jointly by employees of Scynexis and by employees of R-Pharm shall belong jointly to Scynexis and to R-Pharm (“Joint Inventions”). Such Joint Inventions shall be subject to the terms and conditions of this Agreement.

(d) Notwithstanding anything to the contrary in this Agreement, the Parties hereby agree all, right, title and interest in and to any and all [*] and related development processes shall [*] and [*] shall execute such documents as are necessary or appropriate to vest title to [*] in all patents issued with respect to such [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.2	Patent Maintenance.

(a) Scynexis shall be responsible to R-Pharm for preparation and prosecution of all patent applications and the maintenance of all patents relating to the Licensed Technology (including the Patents) throughout the Territory, it being acknowledged and agreed that such prosecution and maintenance may be performed and/or be managed by Merck, the current owner of the Patents. In connection therewith, Scynexis shall consult with R-Pharm in order to assure that all future filings with respect to the Patents are made in a timely manner and identify the relevant countries in the Territory, to the extent that Scynexis can do so. Scynexis shall pay, or cause to be paid, all costs and expenses of filing, prosecuting and maintaining the Patents and the patents covering Inventions owned by Scynexis in the Territory.

(b) In connection with the development of the Compound and/or the Product, in the Territory, each Party agrees promptly to provide to the other Party a complete written disclosure of any Invention made by such Party. The Territory Development Committee shall determine whether any Invention owned jointly by Scynexis and R-Pharm is patentable and whether filing a patent application is economically justifiable, and if so, shall proceed with the preparation and prosecution of a patent application covering any such Invention. R-Pharm shall determine whether any Invention owned solely by R-Pharm is patentable and whether filing a patent

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

application is economically justifiable, and if so, shall proceed with the preparation and prosecution of a patent application covering any such Invention. Scynexis shall determine whether any Invention owned solely by Scynexis is patentable and whether filing a patent application is economically justifiable, and if so, shall proceed with the preparation and prosecution of a patent application covering any such Invention.

(c) Scynexis and R-Pharm shall share all costs and expenses of filing, prosecuting and maintaining the patents covering Joint Inventions. If either Party elects not to pay for: (i) the filing of a patent application in the Territory on any such Joint Invention which the other Party reasonably believes is patentable, or (ii) the further prosecution or maintenance of any such patent in the Territory, or (iii) the filing of any divisional or continuing patent application based on any patent in the Territory, such Party shall notify the other Party in a timely manner and the other Party may do so at its own expense. In such event, such patent or application in the Territory shall be assigned by such Party to the other Party, all of such assigning Party’s rights in such patent or application in the Territory shall cease, and, in the case where R-Pharm is the assigning Party, the licenses granted to R-Pharm under Section 5 with respect thereto shall terminate.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) Each Party agrees to cooperate with the other Party to execute all lawful papers and instruments, to make all rightful oaths and declarations and to provide consultation and assistance as may be necessary in the preparation, prosecution, maintenance and enforcement of all such patents and patent applications.

9.3	Patent Enforcement.

(a) Each Party shall promptly report in writing to the other Party during the term of this Agreement any: (i) known infringement, suspected infringement, unauthorized use or misappropriation of any of the Patents in the Field in the Territory by a Third Party of which it becomes aware, and shall provide the other Party with all available evidence supporting said infringement, suspected infringement or unauthorized use or misappropriation. Within [*] after Scynexis becomes, or is made, aware of any of the foregoing, it shall advise R-Pharm in writing that [*] Scynexis has elected to initiate proceedings [*]. The inability of Scynexis to decide on a course of action within such [*] period shall for purposes of this Agreement be deemed a decision not to initiate an infringement or other appropriate suit.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Within [*] after Scynexis becomes, or is made, aware of any infringement, suspected infringement or unauthorized use or misappropriation by a Third Party in the Field in the Territory, as provided in paragraph (a) above, and provided that Scynexis shall have advised R-Pharm, within the [*] period provided in paragraph (a) above of its [*] decision to file suit, Scynexis [*] shall initiate an infringement or other appropriate suit anywhere in the world against such Third Party. Scynexis shall provide R-Pharm with an opportunity to make suggestions and comments regarding such suit and shall promptly notify R-Pharm of the commencement of such suit. Scynexis shall keep R-Pharm promptly informed of, and shall from time to time consult with R-Pharm regarding the status of any such suit and shall provide R-Pharm with copies of all documents filed in, and all written communications relating to, such suit. Scynexis shall select counsel who shall be reasonably acceptable to R-Pharm. Scynexis shall, except as provided below, pay all expenses of the suit, including, without limitation, attorneys’ fees and court costs. If necessary, R-Pharm shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit; provided, however, R-Pharm shall have the right to participate and be represented in any suit by its own counsel at its own expense. Scynexis shall not settle any such suit involving rights of R-Pharm without obtaining the prior written consent of R-Pharm, which consent shall not be unreasonably withheld.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) In the event that Scynexis does not inform R-Pharm of its intent to initiate an infringement or other appropriate suit within the [*] period provided in paragraph (a) above, or does not initiate such an infringement other appropriate action within the [*] period provided in paragraph (b) above, R-Pharm shall have the right, but not the duty, at its expense, to initiate an infringement or other appropriate suit. In exercising its rights pursuant to this paragraph (c), R-Pharm shall have the sole and exclusive right to select counsel and shall pay all expenses of the suit, including without limitation attorneys’ fees and court costs. If necessary, Scynexis shall join as a party to the suit and shall participate only to the extent that such participation is required as a result of its being a named party to the suit or being the holder of any patent at issue or being the owner or licensor of any Patents at issue. At R-Pharm’s request, Scynexis shall offer reasonable assistance to R-Pharm in connection therewith at no charge except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. Without limiting the generality of the preceding sentence, Scynexis shall cooperate fully in order to enable R-Pharm to institute any action hereunder. Scynexis shall have the right to be represented in any such suit by its own counsel at its own expense.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) Any recovery obtained by either or both Scynexis and R-Pharm in connection with or as a result of any action contemplated by this Section 9.3, whether by settlement or otherwise, shall be shared in order as follows:

(i) the party which initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action;

(ii) the other party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and

(iii) the amount of any recovery remaining shall then be [*].

9.4	Infringement Action by Third Parties.

(a) In the event of the institution or threatened institution of any suit by a Third Party against R-Pharm for patent infringement involving the research, development, usage, making, sale, distribution, export within the Territory and/or import or marketing of the Product in the Field in the Territory, R-Pharm shall promptly notify Scynexis in writing of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such suit. [*] shall have the right to defend such suit at its own expense and shall be responsible for all damages incurred as a result thereof. [*] hereby agrees to assist and cooperate with [*], at [*] reasonable request and expense, in the defense of such suit (including, without limitation, consenting to being named as a nominal party thereto). During the pendency of such action, R-Pharm shall continue to make all payments due under this Agreement.

(b) Any award from such Third Party that arises as a result of such action (whether by way of judgment, award, decree, settlement or otherwise) shall be allocated as follows: (i) if [*] finally prevails, such award shall be applied first to reimburse [*] for all costs and expenses incurred by it with respect to such action; (ii) if [*] with respect to any such action and finally prevails, [*] shall [*]; or (iii) if [*] any such action, the expenses of such defense shall be [*], and [*] any part of such award remaining after the reimbursement of such expenses, [*].

(c) The provisions of Section (a) above notwithstanding, [*] shall not [*] under Section (a) to the extent that any infringement or claim results from: (i) [*] or [*]; or (ii) [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) In the event that one or more patent licenses from other third parties are required by R-Pharm or its Affiliates in order to research, develop, make or have made (from Compound supplied by Scynexis or its licensee), use, offer to sell, sell, market, distribute, export within the Territory and/or import Product in the Territory in the Field (hereinafter “Third Party Patent Licenses”), any consideration actually paid under such Third Party Patent Licenses by R-Pharm or its Affiliates for sale of such Product in the Field in a country of the Territory for such Calendar Quarter shall be creditable against the royalty payments due Scynexis by R-Pharm with respect to the sale of Products in such country. Notwithstanding the foregoing, in no event shall any amount owed to Scynexis be reduced by more than [*] as a result of such Third Party Patent Licenses.

(e) [*] under this Agreement in the case of any claimed infringement or violation of any Third Party’s rights or unauthorized use or misappropriation of any Third Party’s technology.

10.	PUBLICATION; CONFIDENTIALITY.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.1 Notification. Parties recognize that each Party may wish to publish the results of its work relating to the subject matter of this Agreement (“Publishing Party”). However, Parties also recognize the importance of acquiring patent protection. Consequently, subject to any applicable laws or regulations obligating Publishing Party to do otherwise, any proposed publication by Publishing Party shall comply with this Section 10.1. At least [*] before a manuscript is to be submitted to a publisher, Publishing Party will provide the Territory Development Committee with a copy of the manuscript (or an English translation thereof). If Publishing Party wishes to make an oral presentation, it will provide the Territory Development Committee with a copy of the abstract (if one is submitted) at least [*] before it is to be submitted. Publishing Party will also provide to the Territory Development Committee a copy of the text of the presentation, including all slides, posters, and any other visual aids, at least [*] before the presentation is made.

10.2 Review. The Territory Development Committee will review the manuscript, abstract, text or any other material provided under Section 10.1 to determine whether patentable subject matter is disclosed. The Territory Development Committee will notify Publishing Party within [*] of receipt of the proposed publication if the Territory Development Committee, in good faith, determines that patentable subject matter is or may be disclosed, or if the Territory Development Committee, in good faith, believes Confidential Information is or may be disclosed. If it is determined by the Territory Development Committee that patent

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

applications should be filed, Publishing Party shall delay its publication or presentation for a period not to exceed [*] from the Territory Development Committee’s receipt of the proposed publication or presentation to allow time for the filing of patent applications covering patentable subject matter. In the event that the delay needed to complete the filing of any necessary patent application will exceed the [*] period, the Territory Development Committee will discuss the need for obtaining an extension of the publication delay beyond the [*] period. If it is determined in good faith by the Territory Development Committee that Confidential Information or proprietary information is being disclosed, the Parties will consult in good faith to arrive at an agreement on mutually acceptable modifications to the proposed publication or presentation to avoid such disclosure.

10.3 Exclusions. Nothing in Sections 10.1 and 10.2 shall prevent each Party from issuing statements as to achievements made by this Party with respect to the Product, and the status of the work being done by such Party, under this Agreement, so long as such statements do not jeopardize the ability to obtain patent protection on Inventions or disclose non-public technical or scientific Confidential Information; or (ii) from issuing statements necessary to comply with applicable law (including the disclosure requirements of the U.S. Securities and Exchange Commission, Nasdaq or any other stock exchange on which securities issued by such Party are traded).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.4 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the term of this Agreement and for [*] thereafter, the receiving Party, its Affiliates, its licensees and its sublicensees shall, and shall ensure that their respective employees, officers and directors shall, keep completely confidential and not publish or otherwise disclose and not use for any purpose any information furnished to it or them by the other Party, its Affiliates, its licensees or its sublicensees or developed under or in connection with this Agreement, except to the extent that it can be established by the receiving Party by competent proof that such information: (i) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (iii) became generally available to the public or was otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or (iv) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others (all such information to which none of the foregoing exceptions applies, “Confidential Information”).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.5 Exceptions to Obligation. The restrictions contained in Section 10.4 shall not apply to Confidential Information that: (i) is submitted by the recipient to governmental authorities to facilitate the issuance of Registrations for the Product, provided that reasonable measures shall be taken to assure confidential treatment of such information; (ii) is provided by the recipient to Third Parties under confidentiality provisions at least as stringent as those in this Agreement, for consulting, manufacturing development, manufacturing, external testing, marketing trials, potential investment and, with respect to Scynexis, to Third Parties who are permitted sublicensees or other development/marketing partners or potential development/marketing partners of Scynexis with respect to any of the subject matter of this Agreement; or (iii) is otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other regulatory body having competent jurisdiction; provided that if a Party is required to make any such disclosure of the other Party’s Confidential Information such Party will, except where impracticable for necessary disclosures (for example, to physicians conducting studies or to health authorities), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such Confidential Information required to be disclosed.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.6 Limitations on Use. Each Party shall use, and cause each of its Affiliates, its licensees and its sublicensees to use, any Confidential Information obtained by such Party from the other Party, its Affiliates, its licensees or its sublicensees, pursuant to this Agreement or otherwise, solely in connection with the activities or transactions contemplated hereby.

10.7 Remedies. Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the other Party, its Affiliates, its licensees and/or its sublicensees from any violation or threatened violation of this Section 10.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.	RECALL; INDEMNIFICATION; LIMITATION OF LIABILITY.

11.1 Investigation; Recall. In the event that the Regulatory Authority in any country in the Territory shall allege or prove that the Product does not comply with applicable rules and regulations in such country, R-Pharm shall notify Scynexis immediately and both Parties shall cooperate fully regarding the investigation and disposition of any such matter. If R-Pharm is required or should deem it appropriate to recall the Product and such recall is due to any gross negligence, recklessness or wrongful intentional acts or omissions by, or breach of representation and warranty, including representations and warranties set forth in the Section 2 of this Agreement, by Scynexis, then and in such event Scynexis shall bear all reasonable costs associated with such recall, including, without limitation, refund of the selling price and the actual cost of conducting the recall in accordance with the recall guidelines of the applicable Regulatory Authority. Otherwise, R-Pharm shall bear all costs and expenses associated with such recall.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.2 Indemnification by R-Pharm. R-Pharm shall indemnify, defend and hold harmless Scynexis and its Affiliates, and their respective directors, officers, employees, subcontractors and Agents , from and against any and all liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals) arising out of or resulting from:

(a) negligence, recklessness or wrongful intentional acts or omissions of R-Pharm, its Affiliates, if any, and their respective directors, officers, employees, subcontractors and Agents , in connection with the work performed by R-Pharm under the Territory Development Plan;

(b) any warranty claims, Product recalls or any tort claims of personal injury (including death) or property damage relating to or arising out of any distribution or sale of the Product by R-Pharm or its Affiliates due to any negligence, recklessness or wrongful intentional acts or omissions by, or strict liability of, R-Pharm or its Affiliates, and their respective directors, officers, employees, subcontractors and Agents, except, in each case, to the comparative extent such claim arose out of or resulted from the negligence, recklessness or wrongful intentional acts or omissions of Scynexis and its Affiliates, and their respective directors, officers, employees, subcontractors and Agents; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)	any breach of any representation or warranty made by R-Pharm under Section 2.

11.3 Indemnification by Scynexis. Scynexis shall indemnify, defend and hold harmless R-Pharm and its Affiliates and their respective directors, officers, employees, subcontractors and Agents , from and against any and all liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals) arising out of or resulting from:

(a) negligence, recklessness or wrongful intentional acts or omissions of Scynexis or its Affiliates, and their respective directors, officers, employees, subcontractors and Agents, in connection with Scynexis’ fulfillment of its obligations under Section 4;

(b) any warranty claims, Product recalls or any tort claims of personal injury (including death) or property damage relating to or arising out of any manufacture, of any Product by Scynexis or its Affiliates due to any negligence, recklessness or wrongful intentional acts or omissions by, or strict liability of, Scynexis or its Affiliates, and their respective directors, officers, employees, subcontractors and Agents, except, in each case, to the comparative extent such claim arose out of or resulted from the negligence, recklessness or wrongful intentional acts or omissions of R-Pharm or its Affiliates, and their respective directors, officers, employees, subcontractors and Agents;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)	any breach of any representation or warranty made by Scynexis under Section 2; and
(d)	[*] for any reason [*].

11.4 Notice of Indemnification. In the event that any person (an “Indemnitee”) entitled to indemnification under Section 11.2 or 11.3 is seeking such indemnification, such Indemnitee shall inform the indemnifying Party of the claim as soon as reasonably practicable after such Indemnitee receives notice of such claim, shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the sole right to settle it at the sole discretion of the indemnifying Party, provided that such settlement does not impose any obligation on, or otherwise adversely affect, the Indemnitee or the other Party) and shall cooperate as requested (at the expense of the indemnifying Party) in the defense of the claim.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.5 Complete Indemnification. As the Parties intend complete indemnification, all costs and expenses incurred by an Indemnitee in connection with enforcement of Sections 11.2 and 11.3 shall also be reimbursed by the indemnifying Party.

11.6 Limitation of Liability. EXCEPT FOR DAMAGES RESULTING FROM R-PHARM’S BREACH OF THE SCOPE OF THE LICENSES GRANTED OR ASSOCIATED RESTRICTIONS OR OWNERSHIP PROVISIONS, AND THE PARTIES’ RESPECTIVE OBLIGATIONS REGARDING INDEMNIFICATION OR THE PROTECTION OF CONFIDENTIAL INFORMATION, TO THE FULL EXTENT ALLOWED BY LAW THE PARTIES EXCLUDE ANY LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR ANY OTHER LEGAL THEORY, FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND, OR ANY DAMAGES THAT ARE NOT DIRECT, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

12.	TERM; TERMINATION.

12.1 Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Section 12, shall expire upon the termination of R-Pharm’s last obligation to pay royalties pursuant to the provisions of Section 6 of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.2 Termination for Cause. Either Party (the “non-breaching Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in the event the other Party (the “breaching Party”) shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for [*] after written notice thereof was provided to the breaching party by the non-breaching party [*]. Any such termination shall become effective at the end of such [*] period unless the breaching party has cured any such breach or default prior to the expiration of such [*] period [*]. The right of either Party to terminate this Agreement as provided in this Section 12.2 shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default.

12.3	Effect of Expiration or Termination.
(a)	Following expiration of the term of this Agreement:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(i) R-Pharm, to the extent required by law, shall have a non-exclusive, royalty-free, perpetual right to continue to make, have made, use, market, distribute, sell, export within the Territory and/or import all Products in all countries in the Territory, and the non-exclusive, perpetual and paid-up right to use the Licensed Technology in connection therewith;

(ii) Scynexis shall have: (A) the fully-paid non-exclusive right to continue to cross-reference and otherwise exercise its rights as set forth in Section 4 under the Registrations and other regulatory filings for all Products in all countries in the Territory; and (B) the fully-paid, non-exclusive, perpetual right to continue to use patents or know-how that embody or relate to the Inventions described in Section 5.6 solely for the purposes set forth in Section 5.6.

(b) If this Agreement is terminated with respect to a portion of the Territory (the “Subject Portion”) by Scynexis pursuant to Sections 4.8, 5.3, 12.2 or 14.5(d), in addition to any other remedies available to Scynexis at law or in equity: (i) R-Pharm shall promptly transfer to Scynexis copies of all data, reports, records and materials in R-Pharm’s possession or control that relate, whether exclusively or non-exclusively, to the Territory Development Plan and return to Scynexis all relevant records and materials in R-Pharm’s possession or control that relate exclusively to the Subject Portion and contain Confidential Information of Scynexis (provided that R-Pharm may keep one hard (non-electronic) copy of such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Confidential Information of Scynexis for archival purposes only); (ii) all licenses granted by Scynexis to R-Pharm hereunder shall terminate with respect to the Subject Portion; (iii) R-Pharm shall transfer to Scynexis, or shall cause its designee(s) under Section 4.4(b) to transfer to Scynexis, ownership of all INDs, Registration Applications, Registrations and other regulatory filings made or filed for the Product in the Subject Portion; and (iv) R-Pharm shall transfer to Scynexis all rights to use the Trademark with respect to the Product in all countries throughout the Subject Portion.

(c) If this Agreement is terminated in its entirety by Scynexis pursuant to Section , 4.8, 5.3, 12.2 or 14.5(d) by reason of a breach by R-Pharm, in addition to any other remedies available to Scynexis at law or in equity: (i) R-Pharm shall promptly transfer to Scynexis copies of all data, reports, records and materials in Scynexis’ possession or control that relate to the Territory Development Plan and return to Scynexis all relevant records and materials in R-Pharm’s possession or control containing Confidential Information of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Scynexis (provided that R-Pharm may keep one copy of such Confidential Information of Scynexis for archival purposes only); (ii) all licenses granted by Scynexis to R-Pharm hereunder shall terminate; (iii) R-Pharm shall transfer to Scynexis ownership of all INDs, Registration Applications, Registrations and other regulatory filings made or filed for the Product; and (iv) R-Pharm shall transfer to Scynexis all rights to use the Trademark with respect to the Product in all countries throughout the Territory. Furthermore, Scynexis shall have a fully-paid, non-exclusive, perpetual right to continue to use patents or know-how that embody or relate to the Inventions described in Section 5.6 solely for the purposes set forth in Section 5.6.

12.4	Accrued Rights; Surviving Obligations.

(a) Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) All of the provisions of Sections 7.3, 7.4, 7.5, 10.4, 10.5, 10.6, 10.7, 11, 12.3, 12.4, 14 and 15, and all other provisions in this Agreement which due to their subject matter would ordinarily and reasonably be expected to survive termination, relinquishment or expiration of this Agreement, shall survive termination, relinquishment or expiration of this Agreement for any reason.

13.	FORCE MAJEURE.

(a) Events of Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure is defined as causes beyond the control of the Party, including, without limitation, acts of God; acts, regulations, or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In such event Scynexis or R-Pharm, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled and the 30 days thereafter. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14. Compliance with Law and Ethical Business Practices.

14.1 Each Party shall perform its obligations under this Agreement in compliance with the requirements of applicable law.

14.2 R-Pharm acknowledges that Scynexis’ corporate policy requires that Scynexis’ business must be conducted within the letter and spirit of the law, including the U.S. Foreign Corrupt Practices Act. By signing this Agreement, R-Pharm agrees to conduct the activities contemplated herein in a manner which is consistent with both law and good business ethics.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.3 Without limitation of the foregoing, R-Pharm warrants that none of its employees, Agents, officers or other members of its management are officials, officers, Agents, representatives of any government or international public organization. No member of the R-Pharm Group (for purposes of this Section 14, R-Pharm and its Affiliates) has offered or given, or will offer or give, and there is no person that has offered or given on any of their behalf, nor will offer or give, anything of value to any official of a Governmental Authority, any political party or official thereof or any candidate for political office, any customer or member of any Governmental Authority, or any other person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer or member of any Governmental Authority or any candidate for political office, for the purpose of:

(a) influencing any action or decision of such person, in such person’s official capacity, including a decision to fail to perform such person’s official function;

(b) inducing such person to use such person’s influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority to assist a member of the R-Pharm Group in obtaining or retaining business for, with, or directing business to, any person; or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) where such payment would constitute a bribe, kickback or illegal or improper payment to assist a member of the R-Pharm Group in obtaining or retaining business for, with, or directing business to, any person.

14.4 No member of the R-Pharm Group nor any of their directors, officers or employees, or representatives, with respect to the business of the Group, has taken or will take any action in violation of applicable:

(a)	anti-money laundering or anti-bribery laws;
(b)	economic sanctions and trade embargo laws;

(c) import and export laws, including those regulating (A) the shipment or transfer of goods, equipment, materials, and software from one country or territory to another; or (B) the transfer of technology and services from a national of one country or territory to another.

14.5 No member of the R-Pharm Group nor, so far as R-Pharm is aware, any director, officer or employee of any member of the R-Pharm Group:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a) is currently subject to any sanctions administered by the U.S. Department of the Treasury (“OFAC”) or any similar sanctions imposed by the European Union, the United Nations or any other body, governmental or other (collectively, “Other Economic Sanctions”); or

(b) R-Pharm will not, directly or indirectly, use any proceeds received by it under this Agreement or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC or any Other Economic Sanctions.

(c) R-Pharm and its Affiliates have in place internal financial and management controls and procedures that are designed to monitor, audit, detect and prevent any prohibited payments, any violations of sanctions administered by OFAC or any Other Economic Sanctions.

(d) R-Pharm’s failure to abide by the provisions of this Section shall be deemed a material breach of this Agreement. Scynexis may in such case and with immediate effect terminate this Agreement at its sole discretion upon written notice to R-Pharm and without prejudice to any other remedies that may be available to Scynexis.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.6 R-Pharm shall indemnify and hold Scynexis and any of its Affiliates harmless from and against any and all liabilities (including all costs and reasonable attorneys’ fees associated with defending against such claims) that may arise by reason of the acts or omissions of R-Pharm or other Third Parties acting on R-Pharm’s behalf which would constitute a violation of this Section.

15.	MISCELLANEOUS.

15.1 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

15.2 Assignment. Any Party may not assign its rights or duties hereunder without the express written consent of the other Party, except that such Party may assign all, but not less than all, of its rights and transfer its duties hereunder to any assignee of all or substantially all of its business (or that portion

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

thereof to which this Agreement relates) or in the event of this Party’s merger, consolidation or involvement in a similar transaction. No assignment and transfer by such Party shall be valid or effective, and shall be void, unless done in accordance with this Section 15.2 and unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement. Scynexis may assign all or any part of this Agreement and/or its rights and duties hereunder freely so long as the assignee/transferee shall agree in writing to be bound by this Agreement; provided, however, the assignee/ transferee shall cooperate in good faith with R-Pharm to effect any such assignment in a manner which appropriately considers the time and costs involved for R-Pharm.

15.3 Books and Records. Any books and records to be maintained under this Agreement by a Party or its Affiliates shall be maintained in accordance with generally accepted accounting principles, consistently applied.

15.4 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Scynexis and R-Pharm agree that they will duly cooperate in execution and registering with required governmental authorities this Agreement and/or any other agreements (including, entering into separate license agreements, as applicable) in accordance with which R-Pharm and/or Scynexis are granted rights and licenses in order to effectuate the rights and licenses granted hereunder. Scynexis and R-Pharm shall execute and cause any Third Parties to execute any and all documents and perform and cause any other Third Parties to perform any and all actions necessary to ensure that this Agreement and/or any other agreements granting R-Pharm and/or Scynexis rights and licenses duly comply with all applicable government requirements. All costs of filings such documents in the Territory shall be borne by R-Pharm.

15.5	Notice.

(a) Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

In the case of Scynexis, to:

Scynexis, Inc.

3501C Tricenter Blvd

Durham, NC 27713

Attention: General Counsel

Facsimile No.: +1-919-544-8697

In the case of R-Pharm, to:

R-Pharm, CJSC

Berzarina str.

19 bld. 1

117105 Moscow, Russia

Attention: General director

Facsimile No.: + 7-495-956-7938

(b) All correspondence, notices and other communications of any kind whatsoever given between the Parties, including, without limitation, all data, information and reports relating to the Development Plan and all regulatory filings, shall be promptly provided to the other Party in English, or as an English translation thereof, as the case may be.

15.6 Use of Name. Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name or trademark of the other Party (including, without limitation, the Trademark) for any purpose in connection with the performance of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.7 Public Announcements. Except as permitted by Section 10.3, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other Party, which shall not be unreasonably withheld, provided that it shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any of such Party’s Confidential Information.

15.8 Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

15.9 Compliance with Law. Nothing in this Agreement shall be deemed to permit a Party to export, reexport or otherwise transfer any Product sold under this Agreement without compliance with applicable laws.

15.10 Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.11 Amendment. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

15.12 Governing Law; English Original Controlling. This Agreement shall be governed by and interpreted in accordance with the laws of the [*] without regard to conflicts of law principles. This Agreement is written and executed in the English and Russian languages. In the event of any conflict in interpretation between the English, Russian, or any other language versions of this Agreement, the English version shall prevail.

15.13 Arbitration. Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity thereof, shall be settled by arbitration in accordance with the [*] in effect on the Effective Date of this Agreement. The number of arbitrators shall be three. The place of arbitration shall be [*]. The language to be used in the arbitral proceedings shall be English. In addition to the authority conferred upon the arbitral tribunal by the [*], the arbitral tribunal shall have the authority to order discovery in accordance with the [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.14 Entire Agreement. This Agreement and the other documents and agreements executed in connection herewith and therewith, together with the schedules and exhibits to any of the foregoing, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby.

15.15 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

15.16 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.17 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, but all such counterparts taken together shall constitute one and the same agreement.

15.18	Parties addresses and bank details.

Scynexis

Scynexis, Inc.

3501C Tricenter Blvd.

Durham, NC 27713

Banking Details:

[*]

Account Name: SCYNEXIS, Inc.

Acct # [*]

SWIFT ID: [*]

Routing/ABA# [*]

R-Pharm

Closed Joint Stock Company «R-Pharm»

Legal address: 117105, Russia, Moscow, Nagorny proezd, 12, premises 1.

TIN 7726311464

RNNBO 11275036

Mail address: 123154, Russia, Moscow, Berzarina str., 19/1

Fax number: + 7 495 956 79 38

Banking details:

[*]

Currency account: [*]

Correspondent account: [*]

*	* *

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

R-Pharm

By: /s/ Vasily Ignatiev

Name: Vasily Ignatiev

Title: CEO

SCYNEXIS, INC.

By: /s/ Yves J. Ribeill

Name: Yves J. Ribeill

Title: Presient & CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

PATENTS

[*]

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

INITIAL MEMBERS OF

TERRITORY DEVELOPMENT COMMITTEE

A. Initial Designees of Scynexis:

[*]

B. Initial Designees of R-Pharm:

[*]

[*]

B.

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT C

GLOBAL DEVELOPMENT PLAN

[*]

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT D

TERRITORY DEVELOPMENT PLAN

Anti-fungal glucan synthesis inhibitor, SCY-078

For Treatment and Prevention of Fungal Infections

[*]

[*]